Exhibit (a)(8)

Cautionary Statements

Certain statements included in this document constitute "forward-looking statements" concerning the business, operations and financial performance and condition of Goldcorp, Wheaton and Glamis. Such forward-looking statements, including, but not limited to, those with respect to the prices of gold, copper and silver, the timing and amount of estimated future production, costs of production, capital expenditures, reserves determination, costs and timing of the development of new deposits and permitting time lines, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Goldcorp, Wheaton or Glamis, respectively, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the actual results of current exploration activities, actual results of current reclamation activities, conclusions of economic evaluations, changes in project parameters as plans continue to be refined and the future prices of gold, copper and silver. Although Goldcorp has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.

Many of these factors are beyond the control of Goldcorp and its subsidiaries. Consequently, all of the forward-looking statements made in this document are qualified by these cautionary statements and there can be no assurance that the expected results or developments anticipated by Goldcorp will be realized.

Readers are advised that National Instrument 43-101 of the Canadian Securities Administrators requires that each category of mineral reserves and mineral resources be reported separately. Readers should refer to the respective annual information forms of Goldcorp and Wheaton River, each for the year ended December 31, 2003, and material change reports filed by each company since January 1, 2004 available at www.sedar.com for this detailed information, which is subject to the qualifications and notes set forth therein. United States readers are advised that, while the terms "measured" and "indicated" resources are recognized and required by Canadian regulations, the Securities and Exchange Commission does not recognize them. Readers are cautioned not to assume that all or any part of mineral deposits in these categories will ever be converted into reserves.

This document is neither an offer to purchase securities nor a solicitation of an offer to sell securities. Goldcorp has filed the following documents with Canadian securities regulatory authorities in connection with its offer to purchase all of the outstanding common shares of Wheaton River Minerals Ltd.: (1) a take-over bid circular and (2) a notice of special meeting of Goldcorp shareholders and management information circular. Goldcorp has filed the following documents with the United States Securities and Exchange Commission in connection with its offer to purchase all of the outstanding common shares of Wheaton River Minerals Ltd.: (1) a registration statement and prospectus and (2) a tender offer statement (which includes as an exhibit the notice of special meeting of Goldcorp shareholders and management information circular). Wheaton River has filed a directors' circular with Canadian securities regulatory authorities and a solicitation/recommendation statement with United States Securities and Exchange Commission with respect to Goldcorp's offer. Glamis Gold Ltd. has filed a take-over bid circular with Canadian securities regulatory authorities in connection with its offer to purchase all of the outstanding common shares of Goldcorp. Glamis has filed the following documents with the United States Securities and Exchange Commission in connection with its offer to purchase all of the outstanding common shares of Goldcorp: (1) a registration statement and prospectus and (2) tender offer statement. Goldcorp will file a directors' circular with Canadian securities regulatory authorities and a solicitation/recommendation statement with United States Securities and Exchange Commission with respect to Glamis' offer. Wheaton River investors and shareholders are strongly advised to read the Goldcorp registration statement and prospectus, the Goldcorp tender offer statement and the Wheaton River solicitation/recommendation statement, as well as any amendments and supplements thereto, because they contain important information. Goldcorp investors and shareholders are strongly advised to read the Goldcorp notice of special meeting of Goldcorp shareholders and management information circular (which is included as an exhibit to Goldcorp's tender offer statement) and the Goldcorp solicitation/recommendation statement, as well as any amendments and supplements thereto, because they contain important information. Investors and shareholders may obtain a free copies the documents described above at www.sedar.com or from the Securities and Exchange Commission's website at www.sec.gov. Free copies of the following documents can also be obtained by directing a request to Goldcorp at the address referred to below: (1) the Goldcorp take-over bid circular, (2) the related letter of transmittal, (3) the Goldcorp notice of special meeting of Goldcorp shareholders and management information circular, (4) the Goldcorp registration statement and prospectus, (5) the Goldcorp tender offer statement, (6) the Goldcorp directors' circular, (7) the Wheaton River directors' circular and (8) certain other documents.

Presentation assumptions throughout, unless otherwise stated:

•
All amounts in US dollars

•
2005 prices: Au $400/oz, Cu $1.25/lb, Ag $5.00/oz; long-term Au$400/oz, Cu $0.95/lb and Ag.$5.00/oz

•
Silver production treated as gold equivalent

•
NAV discount rates of 5% for precious metals and 8% for base metals

•
Number of shares outstanding based on fully diluted, in the money shares using treasury method

The New Goldcorp

Rob McEwen
Chairman & CEO of Goldcorp
Chairman of New Goldcorp

Ian Telfer
Chairman & CEO of Wheaton River
CEO of New Goldcorp

2

One Shareholder's Perspective

"While I am Goldcorp's CEO, I am also its 3rd largest shareholder and my goal is to increase the value of our company and my investment"

Rob McEwen, Jan 2005

3

goldcorp

Transaction Rationale

Goldcorp

- World Class Mine
- Strong Financial Position
- Track Record of Creating Value
- Lack of Asset Diversification
- Management Succession

Wheaton River

- World Class Mines
- Strong Financial Position
- Asset Diversification
- Commodity Mix Issues
- Strong Management

New Goldcorp

The Superior Alternative

- World Class Mines
- Geographically Diversified Producer
- Strong Financial Position
- Lowest Cost Million Ounce Producer
- Commodity Mix in Line with Peers
- Strong, Committed and Entrepreneurial Management with Proven Track Record

4

goldcorp

Growth Without Earnings Does Not Reward Investors

Glamis would issue 175 mm shares (135% dilution)

1996 Production
2005E Production
Share price 1996-2005
Prod. Ozs (000's)
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
-28%
-29%
-39%
$80
70
60
50
40
30
20
10
0
Share Price ($)
Newmont
Barrick
Placer Dome
700
600
500
400
300
200
100
0
+205%
$16
14
12
10
8
6
4
2
0
Goldcorp

Gold Spot - Jun. 3/96: $391 Gold Spot - Jan. 18/05: $423

Source: Bloomberg, Company Reports and BMO Nesbitt Burns Research
Note: Share price change = Closing prices between Jun. 3, 1996 and Jan. 18, 2005

5

7

Intermediate Producers
Share Price Performance: Intervening Events

Meridian
$21
18
15
12
9
6
3
$/Share
Jan-01
May-01
Sep-01
Jan-02
May-02
Sep-02
Jan-03
May-03
Agnico
$19
17
15
13
11
9
7
5
$/Share
Jan-01
May-01
Sep-01
Jan-02
May-02
Sep-02
Jan-03
May-03
Goldcorp
$20
18
16
14
12
10
8
6
4
2
$/Share
Jan-01
Jun-01
Nov-01
Apr-02
Sep-02
Feb-03
Jul-03
Dec-03
May-04
Glamis
$25
20
15
10
5
0
$/Share
?
Jan-02
Jun-02
Nov-02
Apr-03
Sep-03
Feb-04
Jul-04
Dec-04

Source: Bloomberg

6

Why Wheaton Over Glamis?

It's the right deal for Goldcorp!

- VALUE
- RISK
- MANAGEMENT

7

goldcorp

Why Wheaton? Attractive Valuation

P/5% NAV
1.5x
1.6x
1.9x
Wheaton
Peer Avg
Glamis
P/E—2005E
21.6x
54.9x
76.6x
Wheaton
Peer Avg
Glamis
P/CFPS—2005E
13.7x
19.0x
27.8x
Wheaton
Peer Avg
Glamis
EV/2005E Production ($/oz)
$2,342
$3,540
$5,102
Wheaton
Peer Avg
Glamis

Source: Company models and BMO Nesbitt Burns Research
Note: Peer average based on average multiples of intermediate peer group: Agnico-Eagle, Bema, Centerra, IAMGold, Kinross, Meridian, Goldcorp

8

goldcorp

New Goldcorp is a Gold Company

- Highly valued gold companies produce base metals
- New Goldcorp will retain premium gold multiples

Base Metal % of 2006E Revenue
40%
25%
20%
19%
11%
Agnico
Newcrest
Placer Dome
New Goldcorp
Newmont

Source: Company Reports and BMO Nesbitt Burns Research

9

goldcorp

Production Growth

Gold Production

(000 oz)

628
1,167
1,499
234
400
650
2004
2005E
2006E
Wheaton
Goldcorp
Glamis

Source: Company Reports and BMO Nesbitt Burns Research; Au only
10
goldcorp

Why Wheaton? Glamis is Overvalued

2004E Production
(000's oz)

Market Cap
($ mm)

1,671
641
628
621
431
313
280
237
234
Kinross
Centerra
Goldcorp
Wheaton
IAMGold
Meridian
Agnico
Bema
Glamis
$2,724
$2,357
$2,128
$1,812
$1,793
$1,231
$1,128
$1,100
$882
Goldcorp
Kinross
Glamis
Meridian
Wheaton
Centerra
Bema
Agnico
IAMGold

Source: Company Reports and BMO Nesbitt Burns Research

11

goldcorp

Why Wheaton? Superior Performance

Net Income
($ mm)

$ 58
$ 18
$ 86
$ 15
Wheaton
Glamis
2003
Wheaton
Glamis
2004 9 mo.

Source: Company Reports

12

Why Wheaton? Significant Earnings Now

Pro Forma EPS
9 Months Ended
Sept. 30/04
$0.19
$0.32
+68%
Goldcorp
Goldcorp-Wheaton
$0.19
-74%
$0.05
Goldcorp
Glamis-Goldcorp

Source: Glamis takeover bid circular, Goldcorp takeover bid circular
Note: See Appendix C for additional information regarding pro forma impact to earnings

13

goldcorp

Why Wheaton? Superior Value Creation

Accretion/(Dilution) to Goldcorp Shareholders: CFPS

- The Wheaton transaction is immediately and highly accretive to cash flow
- The Glamis proposal is consistently less accretive to cash flow

Accretion/(Dilution) to CFPS
30%
25%
20%
15%
10%
5%
0%
-5%
-10%
Wheaton
Glamis
Wheaton
Glamis
Wheaton
Glamis
2005E
2006E
2007E

Source: Company Models and BMO Nesbitt Burns Research
Note: Includes break fee paid for termination of Wheaton transaction

14

goldcorp

Why Wheaton? Superior Value Creation

Accretion/(Dilution) to Goldcorp Shareholders: EPS

- The Wheaton transaction is immediately accretive to earnings
- The Glamis transaction is highly dilutive to earnings

60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-120%
Accretion/(Dilution) to EPS
Wheaton
Glamis
Wheaton
Glamis
Wheaton
Glamis
2005E
2006E
2007E

Source: Company Models and BMO Nesbitt Burns Research
Note: Includes break fee paid for termination of Wheaton transaction. Amortization of purchase price discrepancy on production ounce basis, see Appendix C for more information

15

goldcorp

Why Wheaton? Superior Value Creation

Accretion/(Dilution) to Goldcorp Shareholders: NAVPS

Wheaton is accretive to NAVPS
Glamis proposal is again dilutive to NAVPS
12%
10%
8%
6%
4%
2%
0%
-2%
Accretion/(Dilution) to NAVPS
Wheaton
Glamis

Source: Company Models and BMO Nesbitt Burns Research
Note: Includes break fee paid for termination of Wheaton transaction

16

goldcorp

Why Wheaton? Stronger Financial Position

Liquid Assets

Sept. 30/04
($ mm)

$420
$404
$22
Goldcorp
Wheaton
Glamis

Source: Company Reports
Note: Wheaton pro forma Silver Wheaton transaction that closed on Oct. 15, 2004. Silver Wheaton securities valued at current market. Goldcorp includes market value of gold bullion and marketable securities

17

goldcorp

Why Wheaton? Glamis Misses Targets

2003 Production
(000 oz)
-8%
250
230
Budget
Actual
2004 Production
(000 oz)
-12%
265
234
Budget
Actual
2004 El Sauzal Production
(000 oz)
-29%
35
25
Budget
Revised Budget & Actual
2003 Cash Costs
($/oz)
+8%
$170
$184
Budget
Actual
2004E Cash Costs
($/oz)
+10%
$175
$192
Budget
Estimate

Source: Company Reports

18

Why Wheaton?
Proven Operating Performance

- Increased Production
- Lowered Costs
- Exceeded Budgets

Luismin
Au equiv. Prod. (000's oz)
($/oz)
70
60
50
40
30
20
10
0
$200
190
180
170
160
150
140
130
Q2/03
Q3/03
Q4/03
Q1/04
Q2/04
Q3/04

Peak
Au equiv. Prod. (000's oz)
($/oz)
40
35
30
25
20
15
10
5
0
$350
300
250
200
150
100
50
0
Q2/03
Q3/03
Q4/03
Q1/04
Q2/04
Q3/04
Au Equiv Prod
Total Cash Costs

Source: Company Reports

19

Why Wheaton?
Proven Underground Experience

Gold Production from Underground Mines

(000 oz)
1,084
552
532
663
383
280
Nil!
2003 & 2004
Goldcorp
2003 & 2004
Wheaton
2003 & 2004
Glamis

Source: Company Reports

20

Why Wheaton? Less Development Risk

5% NAV Contribution – Mines vs Projects

Wheaton
Glamis
Peak 7%
San Martin 3%
Alumbrera 45%
San Dimas District 18%
Los Filos 10%
Amapari 17%
San Martin 4%
Marigold 15%
Marlin 42%
El Sauzal 34%
Cerro Blanco 5%
Mines
Projects

Source: Company models and BMO Nesbitt Burns Research

21

goldcorp

Why Wheaton Over Glamis? Score Card

	Wheaton	Glamis
Valuation	✓ Attractive	✗ Overvalued
Earnings	✓ Now	✗ Future
Value Creation	✓ Accretive	✗ Dilutive
Cash & Securities	✓ >$400mm	✗ <$25mm
Operating Performance	✓ Exceeds Budgets	✗ Misses Targets
Underground Expertise	✓ Proven Track Record	✗ None
Development Profile	✓ Low Risk	✗ High Risk

Fairvest recommends Wheaton transaction:

"...owing to lower downside risk in the long run and greater certainty with respect to the realisation of projected long term performance we opt to back the Wheaton-Goldcorp transaction."

22

goldcorp

New Goldcorp – A Compelling Combination

- **World Class Mines**
- **Geographically Diversified Producer**
- **Strong Financial Position**
- **Lowest Cost Million Ounce Producer**
- **Commodity Mix in Line with Peers**
- **Strong, Committed and Entrepreneurial Management with Proven Track Record**

24

goldcorp

Great Mines Make a Great Mining Company

New Goldcorp

Wharf
72,000 oz
Luismin
142,000 oz
Los Filos
86,000 oz
Red Lake
550,000 oz
Amapari
189,000 oz
Alumbrera (37.5%)
208,000 oz
Peak
136,000 oz
Saskatchewan Minerals
Red Lake
Wharf Mine
Luismin
Los Filos
Amapari
Bajo de la Alumbrera
Peak
Goldcorp Mines
Goldcorp Head Office
Wheaton Mines
Wheaton Projects
Wheaton Head Office
Total Reserves: 10.5 mm ozs
Total Resources: 9.5 mm ozs

Source: Company Reports

Note: 2005E Au production shown for all except Amapari and Los Filos which are 2006E. Luismin is 2005E gold (excludes silver)

25

goldcorp

Distancing Ourselves from the Pack

Circle size represents relative size of gold reserves
$350
300
250
200
150
100
50
0
-50
2005E Cash Cost ($/oz)
Bema
IAMGold
Glamis
Centerra
New Goldcorp
Agnico
Meridian
0.20
0.40
0.60
0.80
1.00
1.20
1.40
2005E Prod. (mm ozs)

Source: Company Reports, Company Models and BMO Nesbitt Burns Research

26

goldcorp

Strong Financial Position – Liquid Assets

Liquid Assets (Net Debt) Sept. 30/04

($ mm)

$824
$225
$206
$131
$82
$22
$-23
New Goldcorp
Meridian
Kinross
Centerra
IAMGold
Glamis
Agnico

Source: Company Reports

Note: Wheaton pro forma Silver Wheaton transaction that closed on Oct. 15, 2004. Silver Wheaton securities valued at current market. Goldcorp includes market value of gold bullion and marketable securities

27

goldcorp

The Lowest Cost Million+ Ounce Producer

- New Goldcorp is the lowest cost million ounce producer.

2005E Cash Cost (base metals as by-products)
($/oz)
$55
$104
$143
$211
$226
$240
$242
$246
$317
$348
New Goldcorp
Newcrest
Buena-ventura
Barrick
Kinross
Placer Dome
Newmont
AngloGold
Gold Fields
Harmony

Source: Company models and BMO Nesbitt Burns Research. Note: Cash costs for Au equivalent production; by-product credits calculated assuming $1.25/lb Cu, $0.48/lb Zn, $0.24/lb Pb

28

The Lowest Cost Million+ Ounce Producer

- New Goldcorp remains the lowest cost million ounce producer whether copper is treated as a by-product or co-product to gold

2005E Cash Cost (base metals as co-products)

($/oz)

$136
$143
$199
$211
$226
$240
$242
$246
$317
$348
New Goldcorp
Buena-ventura
Newcrest
Barrick
Kinross
Placer Dome
Newmont
AngloGold
Gold Fields
Harmony

Source: Company models and BMO Nesbitt Burns Research. Note: Cash costs for Au equivalent production; co-product costs based on proportional gold revenue allocated to total cash costs calculated assuming $1.25/lb Cu, $0.48/lb Zn, $0.24/lb Pb

29

goldcorp

Enhanced Liquidity

Average Daily Value Traded

($ mm)

$77
$67
$65
$25
$21
$14
$13
Barrick
New Goldcorp
Placer Dome
Kinross
Glamis
Agnico
Meridian

Source: Bloomberg
Note: Average daily volume in 2004, includes all exchanges

30

Track Record of Accretive Acquisitions

($ mm)
$519
$608
Dividends received from Alumbrera
$266
$220
$148
$115
$72
$89
$85
$34
Luismin
Alumbrera
Peak
Los Filos/El Limon
Amapari
Purchase Price
0% NAV
Silver Wheaton Market Value

Source: Company Reports, BMO Nesbitt Burns Research and Bloomberg
Note: Alumbrera dividends are the total amount since the acquisition was made in March 2003

31

goldcorp

Wheaton – 2004 Accomplishments

- Produced 621,100 oz (full year) – Record High
- Cash costs – Lowest Ever
- Operating cash flow (9 months) $147 million
- >$125 million in dividends from Alumbrera

Note: 621,000 oz refers to gold equivalent that includes 108,200 oz of silver on a gold equivalent basis.

32

goldcorp

Wheaton - Delivering Shareholder Value

Relative Share Price Performance

300%
250%
200%
150%
100%
50%
0%
-50%
Wheaton
Glamis
S&P / TSX Gold Index
+213%
+47%
+31%
Jan-03
Apr-03
Jul-03
Oct-03
Jan-04
Apr-04
Jul-04
Oct-04
Jan-05

Source: Bloomberg

33

goldcorp

New Goldcorp – A Compelling Combination

The Superior Alternative

- World Class Mines
- Geographically Diversified Producer
- Strong Financial Position
- Lowest Cost Million Ounce Producer
- Commodity Mix in Line with Peers
- Strong, Committed and Entrepreneurial Management with Proven Track Record

34

goldcorp

Goldcorp + Wheaton

The Superior Alternative

35

goldcorp

Appendices

Appendix A: Transaction Summary

Appendix B: Asset Summary

Appendix C: Annual Mine Depletion

36

Appendix A: Transaction Summary

Transaction Structure	- Takeover bid
Consideration	- Each Wheaton River share will be exchanged for 0.25 of a Goldcorp Share - Wheaton River's options and warrants will be exercisable to purchase Goldcorp shares on the same exchange ratio basis
Key Conditions	- Minimum number of shares tendered is 66 2/3% of common shares outstanding - Approval of the issuance of Goldcorp shares as transaction consideration by holders of a majority of Goldcorp shares at the shareholder meeting on February 10, 2005
Board Support	- The Boards of Goldcorp and Wheaton River have voted in favor of the combination - Goldcorp has the right to match a superior proposal
Termination Provisions	- If the combination does not occur as a result of one party accepting a superior proposal or Goldcorp shareholders not approving the issuance of Goldcorp shares, a termination fee of $35 million will be payable to the other
Proceeding with a Superior Proposal	- Each party has the right to proceed with a superior proposal
Bid Expiry Date	- February 14, 2005 at 5:00 pm (Vancouver time)

37
goldcorp

Appendix B: Goldcorp Red Lake—Canada (100%)

- In operation since 1948
- March, 1995 nine holes with average grade of 9.08 oz/t across 7.5 feet
- 1996, annualized production rate of 53,000 Au oz at $360/oz
- 2004, Red Lake produced 552,000 Au oz
- 2005E production is 550,000 Au oz

Red Lake
Wharf Mine
Red Lake

GOLD RESERVES AND RESOURCES

CATEGORY	TONNES (mm) (100%)	GRADE (oz/t)	ATTRIBUTABLE GOLD (mm oz) (100%)
Proven & Probable	3.18	1.23	4.94
Measured & Indicated	2.26	0.50	1.14
Inferred	0.94	1.41	1.32

Source: Company reports and Website

38

Appendix B: Wheaton River
Bajo de la Alumbrera Mine—Argentina (37.5%)

- Acquired 37.5% interest in two separate transactions in 2003
- Co-ownership: Xstrata 50%; Northern Orion 12.5%
- Open pit 300,000 tonnes per day
- 10+ years of proven and probable reserves
- Historical capex: US$1.2 billion
- Commercial production began February 1998
- 2004 production: 237,700 oz gold and 146 million lbs of copper
- 2005E production of 208,000 oz gold and 151 million lbs of copper

Bajo de la Alumbrera

GOLD RESERVES AND RESOURCES

CATEGORY	TONNES (mm) (100%)	GRADE (g/t)	ATTRIBUTABLE GOLD (mm oz) (37.5%)
Proven & Probable	150.1	0.53	2.59

COPPER RESERVES AND RESOURCES

CATEGORY	TONNES (mm) (100%)	Cu (%)	ATTRIBUTABLE COPPER (mm t) (37.5%)
Proven & Probable	150.1	0.48	0.72

Source: Wheaton River Minerals Website

39

goldcorp

Appendix B: Wheaton River Luismin Complex—Mexico (100%)

- Located in the San Dimas district
- Acquired in June of 2002
- Mines have produced over 838,000 oz of gold and 57 million oz of silver since 1991
- San Dimas (largest mine) is a world-class epithermal vein system accounting for 70% of production
- Operations have consistently converted 90% of resources into reserves
- 2004 production was 132,500 oz of gold and 6.7 mm oz of silver
- 2005E production of 142,000 oz of gold and 7.9 million of silver

Luismin

GOLD RESERVES AND RESOURCES

CATEGORY	TONNES (mm t) (100%)	GRADE (g/t)	ATTRIBUTABLE GOLD (mm oz) (100%)
Proven & Probable	4.9	4.88	0.77
Measured & Indicated	2.3	4.87	0.35
Inferred	17.5	3.09	1.74

SILVER RESERVES AND RESOURCES

CATEGORY	TONNES (mm) (100%)	Grade (g/t)	ATTRIBUTABLE SILVER (mm oz) (100%)
Proven & Probable	3.3	338	36.0
Inferred	14.9	295	141.4

Source: Wheaton River Minerals Website
Note: Wheaton sold silver production to Silver Wheaton in 2004

40

Appendix B: Wheaton River Peak Mine—Australia (100%)

- Located 600km west of Sydney
- Acquired in March 2003
- Underground and open pit ore bodies
- 50 km adjacent exploration
- 2004 gold production: 142,700 oz
- 2005E production of 136,000 oz gold

Peak

GOLD RESERVES AND RESOURCES

CATEGORY	TONNES (mm) (100%)	GRADE (g/t)	ATTRIBUTABLE GOLD (mm oz) (100%)
Proven & Probable	2.3	6.48	0.49
Measured & Indicated	1.0	3.73	0.13
Inferred	3.2	8.40	0.87

COPPER RESERVES AND RESOURCES

CATEGORY	TONNES (mm) (100%)	Cu (%)	ATTRIBUTABLE COPPER (mm t) (100%)
Proven & Probable	2.3	0.53	0.01
Measured & Indicated	1.0	0.96	0.01
Inferred	3.2	1.17	0.04

Source: Wheaton River Minerals Website

41

Appendix B: Wheaton River Amapari—Brazil (100%)

- Located in Brazil's Amapa State
- Acquired in January, 2004
- Open pittable heap leach oxide deposit and underground sulphide deposit
- Construction began in November 2003; production expected to begin in 2005
- Estimated heap leach recoveries in excess of 90%
- Capex of open pit heap leach operation: $70 million (incl. payments of $15 million)
- Second $50 million underground phase to be funded with cash flow
- 2005E production of 61,000 oz of gold
- 2006E annual production: 189,000 oz of gold

Amapari,
Brazil

GOLD RESERVES AND RESOURCES

CATEGORY	TONNES (mm) (100%)	GRADE (g/t)	ATTRIBUTABLE GOLD (mm oz) (100%)
Proven & Probable	14.8	2.93	1.39
Measured & Indicated	6.6	1.43	0.30
Inferred	7.4	4.10	0.98

Source: Wheaton River Minerals Website

42

Appendix B: Wheaton River Los Filos—Mexico (100%)

- Located in Mexico's Guerrero State
- Acquired by Wheaton in 2003
- Previous Teck Cominco exploration: 400 drillholes totalling 90,000 metres of drilling
- Estimated heap leach recoveries > 70%
- Early stage exploration indicates potential to expand resources
- Feasibility study to be completed early 2005
- Expected capital costs: $80 million
- LOM average Production of 175,000 ounces of gold to begin Q3 2006

Los Filos, Mexico

GOLD RESERVES AND RESOURCES

CATEGORY	TONNES (mm) (100%)	GRADE (g/t)	ATTRIBUTABLE GOLD (mm oz) (100%)
Measured & Indicated	61.9	1.09	2.16
Inferred	5.7	0.63	0.12

Source: Wheaton River Minerals Website

43

goldcorp

Appendix C:
Comparative Creation of Annual Mine Depletion

- Due to the comparatively low book values of Goldcorp, Glamis' proposal creates significant annual depletion charges that depress pro forma EPS for the next 15 years

(US$ in millions)

	G-GLG	G-WRM
Transaction Consideration	$3,370	$2,368
Book Value of Equity	540	736
Goodwill	1,984	1,462
Writeup of Assets	1,146	209
Annual Mine Depletion (1)	75	27
Incremental Annual Depletion/Oz.	220	40

Writeup of Assets

($ mm)
$1,400
1,200
1,000
800
600
400
200
0
$1,146
$209
G-GLG
G-WRM

Incremental Annual Depletion/Oz

($/oz)
$300
250
200
150
100
50
0
$220
$40
G-GLG
G-WRM

Source: Goldcorp and Glamis takeover circular
1. Annualized 9 month purchase price discrepancy as per circulars

44

goldcorp